UNSECURED PROMISSORY NOTE

$2,000,000	Costa Mesa, California
Two Million Dollars	July 3, 2008

FOR VALUE RECEIVED, the undersigned, Energy and Power Solutions, Inc., a California corporation ("Maker"), promises to pay to the order of NEC DG II, LLC, a Delaware limited liability company (“Holder”), the principal sum of Two Million Dollars ($2,000,000) in five installments. Interest on the unpaid principal balance shall be paid at a rate of three percent (3%) per annum (on the basis of a 365 day year and the actual number of days elapsed), compounded monthly. On each of the first five anniversaries of the date of this unsecured promissory note (this “Note”), Maker shall pay Holder the principal amount of Four Hundred Thousand Dollars ($400,000) plus all accrued interest. The entire unpaid principal balance and any interest accrued thereon shall become due and payable on the fifth anniversary of the date of this Note.

All payments under this Note shall be made to Holder or its order, in lawful money of the United States of America and delivered to Holder by wire transfer to the following account of Holder:

Mellon Bank
One Mellon Bank Plaza
Pittsburgh, PA
ABA Number: 043-000-261
SWIFT CODE: MELNUS3P
For Credit To: Merrill Lynch Account #___________
For Further Credit to: New Energy Capital LLC
Account Number: ___________

or at such other place as Holder or any holder hereof shall designate in writing for such purpose from time to time.

If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension.

The indebtedness evidence by this Note shall be unsecured and, as such, there shall be no collateral for this Note and Holder shall not impose any liens or security interests on the property of Maker.

The following events shall be “Events of Default” hereunder:

(a)
Maker shall fail to pay, as and when payment is due, any sum payable hereunder and shall fail to remedy such failure for a period of thirty (30) days after receiving notice of such failure from Holder;

(b)	Maker shall admit in writing its inability to pay its debts hereunder as they mature or shall make an assignment of this Note for benefit of its creditors;

(c)	A proceeding in bankruptcy or for reorganization of the Maker under any state or federal law for the relief of debtors shall be commenced against or by Maker; and

(d)
An event of default shall have been declared in writing and be continuing under any of Maker’s material indebtedness for borrowed money due to a failure by Maker to make a required payment under such indebtedness in an amount greater than $750,000.

On and after the date of any such Event of Default, this Note shall bear interest at the Prime Rate of interest (as published from time to time in the Wall Street Journal) plus two percent until such Event of Default is cured. Holder may declare all amounts payable under this Note due and payable immediately without further action of any kind and without notice, demand or presentment thirty days (30) days after the occurrence of an Event of Default if such Event of Default has not been remedied.

If any payment of principal amount or interest due hereunder is not made within fifteen (15) days of the date when due, then Maker shall pay Holder a late penalty equal to five percent (5%) of such late payment; provided, however, that this paragraph shall not apply to any amounts due and owing in connection with or following an Event of Default.

Maker shall promptly pay Holder upon request the amount of any reasonable costs and attorneys’ fees actually incurred by Holder in connection with the collection of any principal amount or interest due and payable on this Note during the period of time that an Event of Default has occurred and is continuing.

Upon written notice to Holder, Maker shall be entitled to prepay this Note, in whole or in part, at any time, without penalty, except that interest shall be paid to the date of payment on the principal amount prepaid. Any partial principal prepayment under this Note shall be applied against the future installments of principal due under this Note in a pro rata manner. Interest on any future installment payment shall be computed on the principal balance due after deducting the principal portion of such prepayment.

Failure to pursue any rights and/or remedies under this Note by Holder shall not constitute a waiver of any provision of this Note by Holder.

To the extent applicable, the provisions of Article IX of the Purchase Agreement, dated July 3, 2008, by and among Maker, Holder and NEC-EPS Holding, LLC, a Delaware limited liability company, shall govern this Note.

IN WITNESS WHEREOF, Maker has executed and Holder has acknowledged and agreed to the terms of this Note as of the date first hereinabove written.

“MAKER”

ENERGY AND POWER SOLUTIONS, INC.

	By:	/s/ JAY B ZOELLNER
Name: JAY B ZOELLNER
Title: PRESIDENT

ACKNOWLEDGED AND AGREED TO:

“HOLDER”

NEC DG II, LLC

By:
Name:
Title: